UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Hanover Insurance Group, Inc.

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THE HANOVER INSURANCE GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting

of Shareholders

to be held

May 16, 2006

Corporate Headquarters

440 Lincoln Street

Worcester, Massachusetts 01653

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

April 3, 2006

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 16, 2006, at 9:00 a.m. local time, at the Company’s headquarters in Worcester, Massachusetts.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. Your vote is important. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the meeting.

Sincerely,

Frederick H. Eppinger

President and Chief Executive Officer

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2006

To the Shareholders of

The Hanover Insurance Group, Inc.:

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (“THG” or the “Company”) will be held at THG’s headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 16, 2006, at 9:00 a.m. local time, for the purpose of considering and voting on:

1.	Election of five individuals to the Board of Directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of THG for 2006;

3.	Approval of the Company’s 2006 Long-Term Incentive Plan; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 24, 2006 as the record date for determining the shareholders of THG entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Company’s 2005 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

Worcester, Massachusetts

April 3, 2006

Your vote is important. Whether or not you plan to attend the meeting, you are requested to sign, date and mail promptly the enclosed proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. If you do attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

PROXY STATEMENT

We are mailing this Proxy Statement, with the accompanying proxy card, to shareholders on or about April 3, 2006. We are providing this material in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at the Annual Meeting of Shareholders of THG to be held on May 16, 2006 (the “Annual Meeting” or “Meeting”).

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the following matters:

■	The election of five directors;
■	The ratification of the Company’s independent registered public accounting firm; and
■	The approval of the Company’s 2006 Long-Term Incentive Plan.

Any other business that properly comes before the Annual Meeting will also be considered. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 24, 2006 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s common stock?

Each share of THG’s common stock, par value $0.01 per share (the “Common Stock”), entitles its holder to one vote.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson Shareholder Communications, Inc. of New York, N.Y., to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be $8,500 plus reasonable expenses. Proxies may also be solicited on the Company’s behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will pay the cost of soliciting proxies, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Company to you as a beneficial owner of THG Common Stock.

How does the Board recommend I vote?

Our Board recommends that you vote your shares “FOR” each nominee to the Board, “FOR” the ratification of the independent registered public accounting firm for the 2006 fiscal year, and “FOR” the approval of the 2006 Long-Term Incentive Plan.

How many shares are entitled to vote at the Annual Meeting?

As of the Record Date, 52,475,241 shares of Common Stock were issued, outstanding and entitled to be voted.

How many votes must be present to hold the Annual Meeting?

A quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) must be present either in person or by proxy. Votes withheld from a director nominee, abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of 2006 Long-Term Incentive Plan, but may vote their clients’ shares on the election of directors and the ratification of independent registered public accounting firm for the 2006 fiscal year.

What vote is required to approve each item?

A plurality of the votes properly cast is required to elect the director nominees. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “FOR” or “WITHHELD” will affect the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the 2006 Long-Term Incentive Plan, provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal (the “minimum votes cast”). With respect to attaining the minimum votes cast for the proposal, abstentions are counted, but broker non-votes are not. With respect to approving the proposal, broker non-votes, if applicable, will not be counted and will have no effect except in determining whether the necessary minimum votes have been cast. Abstentions, however, are counted, in determining whether the shareholders have approved the proposal and, therefore, have the effect of a vote against the proposal.

How do I vote?

You may either vote in person at the Annual Meeting or by proxy without attending the Meeting.

How do I vote by proxy?

If you are a registered shareholder (that is, if you hold THG stock certificates directly in your name), you may vote by mail. The shares of Common Stock represented by the enclosed proxy will be voted as directed by you, the shareholder, or, if the proxy card is signed and returned without instructions, in favor of the election of the director nominees designated herein, in favor of the ratification of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2006, and in favor of the approval of the 2006 Long-Term Incentive Plan.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

The enclosed proxy also confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date of this notice, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board.

Can I change my vote after I return my proxy card?

Yes. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. Any shareholder of record attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Shares held beneficially in street name may be voted in person only if you obtain and bring to the meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

How do participants in the Employees’ 401(k) Retirement Savings Plan or the Agents’ Retirement Plan vote their shares?

If you are a participant in The Hanover Insurance Group Retirement Savings Plan or The Allmerica Financial Agents’ Retirement Plan and you have shares of Common Stock allocated to your account, you may provide voting instructions to the trustees under the Plans by completing and returning the enclosed proxy card. The trustee will vote the shares allocated to your account in accordance with your duly executed instructions or, if your proxy card is signed and returned without instructions, in favor of the election of the director nominees designated herein, in favor of the ratification of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2006, and in favor of the approval of the 2006 Long-Term Incentive Plan. If you do not submit an executed proxy card, the trustee will not vote your shares. Your voting instructions will be kept confidential by the trustee.

Who can attend the Annual Meeting?

The Meeting is open to all shareholders of the Company and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide a brokerage account statement or some other proof of their share ownership.

THG’s Annual Report to Shareholders for the fiscal year ended December 31, 2005, including financial statements for THG and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

How much stock do the Company’s directors and executive officers own?

The following table sets forth information regarding the number of shares of THG’s Common Stock beneficially owned as of March 3, 2006 by (i) each director (and director nominee) of THG, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement and (iii) all executive officers and directors (and director nominees) of THG as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned*		Restricted Stock Units**
Michael P. Angelini	23,364	(1)	—
Frederick H. Eppinger	277,079	(2)	10,217
Neal F. Finnegan	—		—
David J. Gallitano	—		—
Gail L. Harrison	5,226	(3)	—
J. Kendall Huber	132,637	(4)	4,114
John P. Kavanaugh	79,170	(5)	711
Wendell J. Knox	5,262	(6)	—
Robert J. Murray	12,827		—
Edward J. Parry, III	171,640	(7)	1,503
Joseph R. Ramrath	4,558	(8)	—
Herbert M. Varnum	14,558		—
Marita Zuraitis	62,250	(9)	1,533

Directors (and director nominees) and executive officers as a group (14 persons)	887,247	(10)	19,383

*	Each of the amounts represents less than 1% of the issued and outstanding shares of Common Stock as of March 3, 2006, except that the shares reported for directors (and director nominees) and executive officers as a group represent approximately 1.6% of such issued and outstanding shares. As to shares listed in this column of the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain directors and executive officers have deferred, or under certain compensation programs were required to defer, receipt of certain stock grants, including grants of restricted stock. Deferred stock is held in a rabbi trust (the “Rabbi Trust”), the trustee of which is a subsidiary of State Street Corporation. As of March 3, 2006, the Rabbi Trust held 26,303 shares of THG Common Stock pursuant to deferrals by directors and executive officers. These shares may be voted by the trustee of the Rabbi Trust, not the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to other columns in the table or the notes below. For executive officers, the amounts include shares underlying options which are exercisable within 60 days of March 3, 2006.
**

Represents deferred and unvested restricted stock units granted to the Named Executive Officers. Such units were granted on March 5, 2004, February 25, 2005 and March 3, 2006, respectively, pursuant to a program under which certain officers of the Company may defer and convert a portion of their annual incentive compensation (cash bonus) into a number of restricted stock units determined based on the fair market value of the underlying shares of the Company’s Common Stock at the time such compensation would otherwise have been paid. Additional grants of restricted stock units were made to participants in this program at such times with a fair market value as of the date of grant equal to 15% of the deferred and converted incentive compensation award amounts. All such restricted stock units convert into shares of THG Common Stock upon vesting, which is three years after the date of grant, provided the officer remains continuously employed until such date. Restricted stock units may not be disposed of by the holders and carry no voting rights. This table does not include performance-based restricted stock units (see Executive Compensation—Summary Compensation Table, footnote (3)). The Named Executive Officers do not “beneficially own” (as defined in regulations of the Securities and Exchange Commission) the shares of Common Stock underlying restricted stock units until such time as such units vest and the underlying shares of Common Stock are delivered to such Named Executive Officers.

(1)	Excludes 6,082 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred.
(2)	Includes 260,000 shares underlying options exercisable within 60 days of March 3, 2006.
(3)	Excludes 6,869 shares held by the Rabbi Trust, the receipt of which Ms. Harrison has deferred.
(4)	Mr. Huber shares voting and investment power with his wife with respect to 14,387 shares. Includes 118,250 shares underlying options exercisable within 60 days of March 3, 2006.
(5)	Includes 481 shares held for the benefit of Mr. Kavanaugh by the trustees of the Company’s Retirement Savings Plan and 45,130 shares underlying options exercisable within 60 days of March 3, 2006. Mr. Kavanaugh resigned as an officer of THG effective February 28, 2006.
(6)	Excludes 4,485 shares held by the Rabbi Trust, the receipt of which Mr. Knox has deferred.
(7)	Includes 29 shares held for the benefit of Mr. Parry by the trustees of the Company’s Retirement Savings Plan and 140,750 shares underlying options exercisable within 60 days of March 3, 2006. Mr. Parry shares voting and investment power with his wife with respect to 30,861 shares. Excludes 2,415 shares held by the Rabbi Trust, the receipt of which is deferred.
(8)	Mr. Ramrath shares voting and investment power with his wife.
(9)	Includes 62,250 shares underlying options exercisable within 60 days of March 3, 2006. Excludes 6,452 shares held by the Rabbi Trust, the receipt of which is deferred.
(10)	Includes 981 shares held by the trustees of the Company’s Retirement Savings Plan, and 714,630 shares underlying options exercisable within 60 days of March 3, 2006; excludes 26,303 shares held by the Rabbi Trust. See notes 1 through 9 above.

Who are the largest owners of the Company’s stock?

The following table lists the persons who, to the best of the Company’s knowledge, are “beneficial owners” (as defined in regulations of the Securities and Exchange Commission) of more than five percent of the issued and outstanding shares of the Company’s Common Stock as of March 3, 2006.

Name and Address of Principal Shareholder	Shares Beneficially Owned		Percent of Common Stock
Hotchkis & Wiley Capital Management LLC 725 South Figuerora Street, 39th Floor Los Angeles, CA 90017	7,443,550	(1)	14.0

(1)	Based on a Schedule 13G/A filed on February 14, 2006 by Hotchkis & Wiley Capital Management LLC, which has sole dispositive power over 7,443,550 shares and sole voting power over 6,302,450 shares.

As of March 3, 2006, there were no persons other than Hotchkis & Wiley Capital Management LLC known to THG to be the beneficial owner of more than five percent of the issued and outstanding shares of the Company’s Common Stock.

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines which can be found on the Company’s website at www.hanover.com under “Corporate Governance—Guidelines.” For a printed copy of the Guidelines, shareholders should contact the Company’s Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

There are five nominees for election to our Board this year. Each of the nominees, with the exception of Messrs. Gallitano and Finnegan, have served as directors since the last annual meeting. Mr. Finnegan was recommended for consideration of the Nominating and Corporate Governance Committee as a potential director candidate by a non-management member of the Board. Mr. Gallitano was recommended for consideration of the Nominating and Corporate Governance Committee as a potential director candidate by a third party search firm. Such third party search firm was retained by the Nominating and Corporate Governance Committee to (i) identify director candidates that meet the Company’s Director Qualifications set forth below, and (ii) coordinate and facilitate interviews with qualified candidates. Information regarding the business experience of each nominee is provided below.

Who are the nominees for director?

Frederick H. Eppinger, 47, has been a director and the Chief Executive Officer and President of THG since August 2003. Prior to joining the Company, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. From 2000 to 2001, he was Senior Vice President of Strategic Marketing for ChannelPoint, Inc., which specialized in business-to-business technology for insurance and financial service companies. Prior to that, he was a partner in the financial institutions group at McKinsey & Company, an international management consulting firm, which he joined in 1985. Mr. Eppinger began his career as a certified public accountant with Coopers & Lybrand. Mr. Eppinger is an employee of the Company, and therefore, is not an independent director.

If re-elected, Mr. Eppinger’s term of office as a director of THG will expire in 2009.

Neal F. Finnegan, 68. Mr. Finnegan served as President and Chief Executive Officer of Lumber Insurance Company, a specialty insurer to the lumber industry, from 2000 to 2001. From 2000 to 2005, Mr. Finnegan was Chairman of Citizens Bank of Massachusetts. Prior to that, Mr. Finnegan was President and Chief Executive Officer of UST Corporation from 1993 to 2000. Previously, Mr. Finnegan served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp, and Shawmut Bank, NA. Mr. Finnegan is currently a member of the Board of Directors at Citizens Capital, Inc., a private equity investment company and subsidiary of The Royal Bank of Scotland Group plc, SolutionInc., an IP management software provider traded on the Toronto Stock Exchange, and several other privately-held companies and charitable organizations. In addition, Mr. Finnegan is currently the Chairman of the Northeastern University Board of Trustees. The Board has determined that Mr. Finnegan will be an independent director, based on the independence standards adopted by the Board and the requirements of the New York Stock Exchange (“NYSE”).

If elected, Mr. Finnegan’s term of office as a director of THG will expire in 2007.

David J. Gallitano, 58, is President of Tucker, Inc., a private investment and advisory firm. Mr. Gallitano was Chairman and Chief Executive Officer of APW Ltd., a global contract manufacturing company of technical equipment, from April 2003 through March 2005, and Chairman and Chief Executive Officer of Columbia National, Inc., a residential and commercial real estate financing company, from May 1993 until September 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company’s Principal Transactions Group, from December 1986 through May 1993. Mr. Gallitano also served as President and Chief Executive Officer of the General Electric Mortgage Capital Corporation from January 1984 through December 1986. Mr. Gallitano is a director of Wild Oats Markets, Inc., a publicly-traded supermarket chain. The Board has determined that Mr. Gallitano will be an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

If elected, Mr. Gallitano’s term of office as a director of THG will expire in 2008.

Gail L. Harrison, 58, has been a director of THG since 1995 and was a director of First Allmerica Financial Life Insurance Company (“FAFLIC”), a subsidiary of THG, from 1986 to 1996. Since May 2000, Ms. Harrison has been Executive Vice President and a principal at Powell Tate, a public affairs and communications firm and division of Weber Shandwick Worldwide. From 1981 until joining Powell Tate, she was affiliated with The Wexler Group, a government relations consulting firm, where she was a Founding Principal. The Board has determined that Ms. Harrison is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Ms. Harrison is a member of the Compensation Committee. If re-elected, Ms. Harrison’s term of office as a director of THG will expire in 2009.

Joseph R. Ramrath, 49, has been a director of THG since February 2004. Mr. Ramrath has been Managing Director of Colchester Partners LLC, an investment banking and strategic advisory firm, since 2002. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. The Board has determined that Mr. Ramrath is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Ramrath is Chairman of the Audit Committee. If re-elected, Mr. Ramrath’s term of office as a director of THG will expire in 2009.

Who are the directors continuing in office?

Michael P. Angelini, 63, has been a director of THG since its formation in February 1995 and Chairman of the Board since November 2002, and was a director of FAFLIC from 1984 to 1996. Mr. Angelini is Chairman of the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968, and is a director of Commerce Bank & Trust Company, a regional bank headquartered in Worcester, Massachusetts. Mr. Angelini is also a director of Blackstone Medical, Inc., a medical device manufacturer, L. Hardy Company, Inc., a manufacturer of industrial cutting devices, and a number of privately-held businesses primarily located in central Massachusetts. The Board has determined that Mr. Angelini is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Angelini is a member of the Nominating and Corporate Governance Committee. His term of office as a director of THG expires in 2007.

Wendell J. Knox, 58, has been a director of THG since 1999. Mr. Knox is President and Chief Executive Officer of Abt Associates, a policy research and business consulting firm, where he has been employed since 1969. Mr. Knox is also a director of Eastern Bank, a mutually owned commercial bank. The Board has determined that Mr. Knox is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Knox is Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. His term of office as a director of THG expires in 2008.

Robert J. Murray, 64, has been a director of THG since 1996. He was Chairman of the Board of New England Business Service, Inc. (“NEBS”), a business-to-business direct marketing company, from 1995 until 2004 and served on the Board of Directors of NEBS from 1991 until 2004. He was Chief Executive Officer of NEBS from 1995 through 2003. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc., a consumer products company. Mr. Murray is also a director of Tupperware Corp., a publicly-traded consumer-direct seller of personal and household products, LoJack Corporation, a publicly-traded automobile security system manufacturer, Delhaize Group, a publicly-traded international food retailer based in Belgium, and IDEXX Laboratories, Inc., a publicly-traded developer, manufacturer and distributor of products and services for veterinary, food and water testing markets. The Board has determined that Mr. Murray is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Murray is Chairman of the Compensation Committee and a member of the Audit Committee. His term of office as a director of THG expires in 2008.

Edward J. Parry, III, 46, has been a director of THG since December 2003. Mr. Parry has been Executive Vice President and Chief Financial Officer of THG since November 2003. Prior to that, Mr. Parry served as Chief Financial Officer of THG since December 1996. Mr. Parry joined the Company in 1992. Prior to that, Mr. Parry worked at the accounting firm then known as Price Waterhouse from 1987 until 1992. Mr. Parry is an employee of the Company, and therefore, is not an independent director.

Mr. Parry’s term of office as a director of THG expires in 2007.

Herbert M. Varnum, 68, has been a director of THG since 1995 and was a director of FAFLIC from 1979 to 1996. Mr. Varnum was employed by Quabaug Corporation, a manufacturing company, beginning in 1960 and served as its President and Chief Executive Officer from 1982 to 1989, and as its Chairman and Chief Executive Officer from January 1990 until his retirement in June 1995. The Board has determined that Mr. Varnum is an independent director, based on the independence standards adopted by the Board and the requirements of the NYSE.

Mr. Varnum is a member of the Nominating and Corporate Governance Committee and the Audit Committee. His term of office as a director of THG expires in 2007.

How does the Board determine which directors are considered independent?

Under NYSE rules, a member of our Board only qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards to assist it in determining whether a director has a material relationship with the Company. The standards conform to the standards established by the NYSE.

Our Board has determined that every director and director nominee is independent under these standards with the exception of Messrs. Eppinger and Parry, who are senior executives of the Company.

There are no family relationships among any of the directors or executive officers of THG and its subsidiaries.

Who is the director chosen to preside at executive sessions of the Board?

In accordance with the Company’s Corporate Governance Guidelines, each year the Board elects from among its independent members either a non-executive Chairman of the Board or a lead director to serve as the Independent Presiding Director. The duties of the Independent Presiding Director are determined by the Board, and include presiding over executive sessions of non-management directors. Mr. Angelini, the Chairman of the Board, is the Independent Presiding Director. The Board generally convenes in executive session in connection with regularly scheduled Board meetings (or at other times as deemed appropriate).

How often did the Board meet during 2005?

The Board held nine meetings. All of the incumbent directors attended at least 75% of the Board and committee meetings held while they were members during 2005.

What committees has the Board established?

The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. The current responsibilities of each of the committees are set forth in their charters, which are available on the Company’s web site, www.hanover.com, under “Corporate Governance-Committee Charters.” For a printed copy of any of the committee charters, shareholders should contact the Company’s Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

Audit Committee

The Board has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and experience and satisfy the independence requirements of the Sarbanes-Oxley Act of 2002. The Board has determined that Messrs. Murray and Ramrath are each Audit Committee financial experts, as defined by SEC regulations. The Audit Committee is, among other things, responsible for the retention, oversight and, when deemed appropriate, termination of the Company’s independent registered public accounting firm. The Audit Committee reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors. It also reviews the Company’s accounting policies, control systems and compliance activities. The Audit Committee annually reviews and reassesses the adequacy of its charter. The committee held 13 meetings during 2005. The current members of the Audit Committee are listed in the table below. The report of the Audit Committee is included in this Proxy Statement on page 19.

Audit Committee
Joseph R. Ramrath (Chair)	Robert J. Murray	Herbert M. Varnum

Compensation Committee

The Compensation Committee has oversight responsibility with respect to compensation matters involving directors and executive officers of THG; produces an annual report on executive compensation for inclusion in the Company’s proxy statement; provides general oversight of the Company’s compensation structure, including compensation plans and benefits programs; and retains and approves the terms of the engagement of any outside compensation consultants retained by the committee, among other responsibilities set forth in the committee’s charter. The committee met seven times in 2005. The current members of the Compensation Committee are listed in the table below.

Compensation Committee
Robert J. Murray (Chair)	Gail L. Harrison	Wendell J. Knox

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee recommended this year’s candidates for election and recommends Board member committee assignments to the full Board. The committee met ten times in 2005. The current members of the Nominating and Corporate Governance Committee are listed in the table below.

Nominating and Corporate Governance Committee
Wendell J. Knox (Chair)	Michael P. Angelini	Herbert M. Varnum

What is the process for consideration of director nominees?

The Nominating and Corporate Governance Committee may identify candidates for nomination to the Board through several resources, including recommendations of non-management directors, shareholders, the Chief Executive Officer, other executive officers, an outside search firm or other resources. Committee members may, as appropriate under the circumstances, review the backgrounds of candidates in light of the current needs of the Board, interview qualified candidates, conduct inquiries with references and review available information pertaining to the candidate’s qualifications.

Director Qualifications

The Nominating and Corporate Governance Committee believes that members of the Board and nominees for election to the Board should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. To maintain a majority of independent directors on the Board, as required by the Corporate Governance Guidelines established by the Board, the committee has a strong preference that nominees meet the independence standards established by the Board.

Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. When evaluating a candidate for Board membership, the Nominating and Corporate Governance Committee and the Board will consider these factors, as well as diversity, age and availability to serve. In addition, without the approval of the Nominating and Corporate Governance Committee, nominees who are Chief Executive Officers (or others with similar responsibilities) should serve on no more than two other public company boards, and other nominees should serve on no more than three other public company boards.

Shareholder Nominees

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Secretary of the Company, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653, giving the candidate’s name, biographical data, qualifications and confirmation that the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the committee chairman. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, shareholders should submit recommendations to the Secretary of the Company no later than December 31 of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum qualification standards, discussed in the preceding paragraph, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

Pursuant to the Company’s by-laws, shareholders seeking to nominate a candidate for election to the Board without the approval of the Nominating and Corporate Governance Committee must deliver written notice of such nomination to the Company’s Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and THG stockholdings of the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended, in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director, if elected. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of THG Common Stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

How can shareholders communicate with the Board?

Shareholders can communicate with the Board, including the non-management directors and the Independent Presiding Director, either by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts, 01653, or by calling 1-866-656-4232. An independent third-party service answers all calls to this toll-free telephone number, and passes the caller’s information on to our General Counsel and our Director of Internal Audit, who in turn transmit the information to the appropriate member of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by THG’s Board. Further information regarding communications with the Board may be found at the Company’s web site, www.hanover.com, under “Corporate Governance—Contact The Hanover Board.”

Are directors expected to attend the Annual Meeting?

All directors are expected to attend the Annual Meeting. All directors were present at last year’s annual meeting.

How are the directors compensated?

For the period from the 2005 Annual Meeting of Shareholders to this year’s Annual Meeting, non-employee directors received an annual retainer consisting of 1,058 shares of THG Common Stock issued pursuant to the Amended and Restated Non-Employee Director Stock Ownership Plan and a cash payment of $36,520. The Compensation Committee intended the value of the shares granted to each non-employee director (established as of the close of business on May 18, 2005) and the cash payment to equate to an annual retainer of $73,000. Directors who are employees of the Company receive no additional compensation for their services as members of the Board.

In addition to the annual retainer, Mr. Angelini received a fee of $60,000 as Chairman of the Board, the chairperson of the Audit Committee received a $10,000 annual retainer, the chairpersons of the Compensation and Nominating and Corporate Governance Committees received a $7,500 annual retainer, and non-employee directors of THG received a fee of $2,200 for each meeting of the Board that they attended. Committee members received a fee of $1,500 for each meeting of their committee that they attended.

Directors who are unable to attend, in person, meetings of the Board or any committee of which they are members that are held in person, but who fully participate by telephone, or directors who participate in substantive meetings conducted by telephone (rather than in person), are paid a fee equal to one-half the regular Board or committee fee for such meeting. All directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board and its committees. The Company provides Mr. Angelini with appropriate office space and secretarial assistance at the Company’s headquarters. Additionally, the Company has established a program for non-employee directors that provides matching contributions to qualified charities up to $2,500 per director per year.

Directors may defer receipt of their cash and stock compensation. Deferred cash amounts are accrued in a memorandum account that is credited with interest based on the so-called General Agreement on Tariffs and Trade (GATT) rate (4.89% in 2005; 4.73% in 2006). At the election of each director, cash deferrals of meeting fees and the retainer may be converted to THG stock at the time of deferral, with such stock issued pursuant to the Amended and Restated Non-Employee Director Stock Ownership Plan. In addition, the Board may elect, from time to time, to award any compensation otherwise payable to a non-employee director in an equivalent number of shares of THG stock.

Non-Employee Director Compensation Table

The following table sets forth the total cash and equity compensation earned by our current non-employee directors for their service on our Board and committees of the Board during the fiscal year ended December 31, 2005. Messrs. Finnegan and Gallitano, nominees for election to the Board, were not members of our Board in 2005 and, therefore, received no compensation from THG.

Director	Cash Retainer	Equity Retainer(1)	Meeting Fees		Committee Chair Fees	Total(2)
Michael P. Angelini	$60,006	$72,994	$16,756	(3)	—	$151,581	(4)
Gail L. Harrison	$36,520	$36,480	$27,400		—	$100,400	(5)
Wendell J. Knox	$36,520	$36,480	$26,400	(6)	$7,500	$108,425	(7)
Robert J. Murray	$36,520	$36,480	$25,900		$7,500	$106,400
Joseph R. Ramrath	$36,520	$36,480	$22,900		$10,000	$105,900
Herbert M. Varnum	$36,520	$36,480	$24,900		—	$97,900

(1)	Based on $34.48 per share, which was the fair market value of the shares on the date of grant (May 18, 2005).
(2)	These figures do not include (i) payments made for travel and other expenses of attending Board and committee meetings for which directors are reimbursed, (ii) interest accrued (at GATT rate: 4.89% in 2005) on fees and retainers held in deferral accounts, or (iii) dividends paid with respect to shares of Common Stock held by the director.
(3)	Indicates fair market value (as of the date of grant) of an aggregate of 450 shares (plus $101 cash payment) issued to Mr. Angelini pursuant to a program under which directors may convert cash meeting fees into shares of THG Common Stock. Includes an aggregate of 156 shares (plus $54 cash payment) deferred at the election of Mr. Angelini.
(4)	Includes cash payment of $1,825 for interest accrued on certain 2005 compensation initially placed in a deferral account, but which was later paid to Mr. Angelini on December 30, 2005.
(5)	Does not include payment of certain deferred compensation from previous years.
(6)	Includes $9,750 deferred at the election of Mr. Knox.
(7)	Includes cash payment of $1,525 for interest accrued on certain 2005 compensation initially placed in a deferral account, but which was later paid to Mr. Knox on December 30, 2005.

Director Retirement Policy

It is the policy of the Board that a director retire at the annual meeting of shareholders following his or her attainment of age 70. A director who is first elected to the Board after the age of 65, however, may defer retirement until the annual meeting of shareholders following his or her attainment of age 72.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and employees of the Company, including our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct is available on the Company’s website at www.hanover.com under “Corporate Governance—Company Policies.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

ITEM I

ELECTION OF DIRECTORS

The Board currently has eight members and consists of three classes as nearly equal in number as possible, whose terms end in successive years. Three of the directors whose terms will expire at this year’s Annual Meeting, Frederick H. Eppinger, Gail L. Harrison and Joseph R. Ramrath, have been nominated for re-election, each for a three-year term ending after the 2009 Annual Meeting of Shareholders. Mr. Finnegan has been nominated for election for a term ending after the 2007 Annual Meeting of Shareholders and Mr. Gallitano has been nominated for election for a term ending after the 2008 Annual Meeting of Shareholders.

The Board recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

Directors are elected by a plurality of votes properly cast at the Annual Meeting. Votes may be cast “FOR” or “WITHHELD” from each nominee. Votes cast for the nominees will count as “yes” votes and votes that are withheld from the nominees will not be voted with respect to the director or directors so indicated, although they will be counted when determining whether there is a quorum.

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. Management has no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

ITEM II

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board to be THG’s independent registered public accounting firm for 2006. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Board is submitting the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2006 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting THG’s independent registered public accounting firm and will make the selection it deems best for THG and its shareholders. Should the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another accounting firm without resubmitting the matter to stockholders. Similarly, ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future if it deems appropriate.

The Board recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for THG for 2006. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

Fees Incurred by THG from PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by THG for the audit and other services provided by PricewaterhouseCoopers LLP for 2005 and 2004:

	2005	2004
Audit Fees (1)	$2,457,000	$3,274,000
Audit-Related Fees (2)	$348,000	$355,000
Tax Fees (3)	$40,000	$60,000
All Other Fees (4)	$9,000	$206,000

—————

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations in connection with proposed transactions, benefit plan audits, attestation services, services provided in connection with reviews by state insurance departments, and other consulting services, including in 2004, internal control consulting.
(3)	Tax fees principally included IRS interest calculation reviews, consultations in connection with proposed transactions, and in 2004, assistance with a tax examination.
(4)	Other services included software purchased, and in 2004, employee benefit plan consulting services.

Pre-Approval Policy

The Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees equal to or greater than $250,000 must be specifically approved.

The Chairman of the Audit Committee (or, in his absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by THG’s independent auditors and associated fees, provided that such services are not prohibited and any decisions to pre-approve such audit-related or non-audit services and fees are reported to the full Audit Committee at its next regular meeting. During 2005, the Audit Committee pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above.

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2005.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU Section 380), as modified. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2005 is compatible with maintaining PricewaterhouseCoopers’ independence from the Company.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission (the “Commission”).

Other Matters

The Audit Committee satisfied its responsibilities under its Charter for the year 2005.

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 306 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

March 6, 2006

AUDIT COMMITTEE

Joseph R. Ramrath, Chair

Robert J. Murray

Herbert M. Varnum

ITEM III

APPROVAL OF THE COMPANY’S 2006 LONG-TERM INCENTIVE PLAN

Consistent with our compensation philosophy of aligning the long-term interests of THG’s directors, executive officers and other employees responsible for the Company’s future success with those of our shareholders, we have, since 1996, had in effect an equity-based, long-term incentive plan for employees and a stock compensation plan for non-employee directors. Those plans, approved by our shareholders, have ten-year terms and will expire this year. The Compensation Committee and the Board believe that the continued use of equity-based, long-term incentive compensation to attract, retain and motivate employees, and to align long-term interests of directors and employees with shareholders, is important to our continued success and to the ongoing objective of creating and enhancing shareholder value. In furtherance of this philosophy, on March 7, 2006, upon recommendation of the Compensation Committee, the Board unanimously voted to adopt The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), subject to and effective upon shareholder approval.

As of March 24, 2006, THG’s current Amended Long-Term Stock Incentive Plan (the “1996 Plan”) had approximately 1.6 million shares available for future awards. However, if the 2006 Plan is adopted by our shareholders, no further awards will be made under the 1996 Plan and the 2006 Plan will become the sole plan for providing stock-based compensation to eligible employees. Also, the Amended and Restated Non-Employee Director Stock Ownership Plan (the “1996 Non-Employee Director Plan”), which as of March 24, 2006, had 16,622 shares available for future grants, will be used to provide stock-based compensation to non-employee directors in May 2006, in a manner generally consistent with historical practices, but will thereafter be replaced by the 2006 Plan for providing stock-based compensation to non-employee directors, if the 2006 Plan is adopted by our shareholders.

The 2006 Plan authorizes the issuance of three million (3,000,000) new shares that may be used for awards under the plan, including performance-based awards, restricted stock, restricted stock units, options and stock grants, subject to share usage limits discussed below. The 2006 Plan also provides that shares (i) underlying any awards granted and outstanding under the 1996 Plan that are forfeited or canceled, or expire or terminate, after the adoption of the 2006 Plan, or (ii) outstanding as of the adoption of the 2006 Plan in the form of restricted stock awards under the 1996 Plan that are thereafter reacquired or repurchased by THG prior to vesting, will become available for future grants under the 2006 Plan.

As of March 24, 2006, the Record Date, the Company had 52,475,241 shares issued and outstanding. Also on the Record Date, there were: (i) approximately 5.4 million shares reserved for issuance pursuant to outstanding options and stock units (assuming the maximum number of shares are issued in respect of each award); (ii) approximately 1.6 million shares remaining available for future awards under the 1996 Plan (although no additional awards will be made under the 1996 Plan if shareholders approve the 2006 Plan); and (iii) 16,622 shares remaining available for future issuance under the 1996 Non-Employee Director Plan, of which approximately 9,000 shares are currently anticipated to be used for the payment of non-employee director retainers and meeting fees in May 2006 and the remainder of which will not be issued if shareholders approve the 2006 Plan.

As of the Record Date, THG’s overhang (including shares available for future awards under the 1996 Plan and the 1996 Non-Employee Director Plan) was approximately 11.8%. If the 2006 Plan is adopted, THG’s overhang will be approximately 13.8%, based on the number of shares outstanding and shares subject to outstanding options and stock unit awards as of the Record Date and the 3,000,000 new shares available under the 2006 Plan, and excluding the shares available for future awards under the 1996 Plan and the 1996 Non-Employee Director Plan because no additional awards will be made under such plans if the 2006 Plan is adopted.

The Company and the Board believe that our long-term incentive compensation program has been successful because of the depth of the participant group and the significant use of performance-oriented equity awards such as performance-based restricted stock units and stock options to motivate, retain and focus employees. In each of the last several years, approximately 200 employees (or approximately 5% of our employees) have been eligible to participate in our long-term incentive program.

For the foregoing reasons, the Board recommends that you vote FOR the proposal to approve the 2006 Plan.

The following is a summary of the material features of the 2006 Plan. It does not purport to be complete and it may not contain all of the information important to you. We urge you to read the entire 2006 Plan, a copy of which appears as Appendix I to this Proxy Statement.

Description of the 2006 Long-Term Incentive Plan

The purpose of the 2006 Plan is to advance THG’s interests by providing for the grant to participants of stock-based incentive awards. The 2006 Plan will become effective on the date of its approval by the shareholders.

Administration.  A committee of the Board, currently the Compensation Committee of the Board, will administer the 2006 Plan. The term “Administrator” is used in this proxy statement to refer to the person (the Compensation Committee of the Board, and its delegatees) charged with administering the 2006 Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, stock appreciation rights (“SARs”), restricted or unrestricted stock, stock units (including restricted stock units), performance awards or other awards that are convertible into or otherwise based on THG Common Stock. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2006 Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the 2006 Plan are conclusive and bind all parties.

Limits on Shares Deliverable Under the 2006 Long-Term Incentive Plan; Limits on Awards.  The maximum number of shares of Common Stock that may be delivered in satisfaction of awards made under the 2006 Plan is 3,000,000 plus the number of shares that are (i) subject to awards outstanding under the 1996 Plan that are forfeited or canceled, or expire or terminate, after the adoption of the 2006 Plan or (ii) outstanding as of the adoption of the 2006 Plan in the form of restricted stock awards under the 1996 Plan that are thereafter reacquired or repurchased by THG prior to vesting. The number of shares of Common Stock delivered in satisfaction of awards will be determined net of the number of shares withheld to satisfy tax withholding requirements and net of the number of forfeited shares of restricted stock. The maximum number of shares of Common Stock delivered in satisfaction of awards other than options cannot exceed 50% of the maximum number of shares that may be delivered in satisfaction of awards made under the 2006 Plan. The maximum number of shares of Common Stock delivered in satisfaction of incentive stock options cannot exceed 3,000,000. To the extent consistent with applicable requirements, shares of an acquired company that are converted, replaced or adjusted in connection with the acquisition do not reduce the maximum number of shares available for delivery under the 2006 Plan.

The maximum number of shares of Common Stock for which stock options may be granted to any one person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any one person in any calendar year is in each case 500,000. The maximum number of shares of Common Stock subject to other awards granted to any one person in any calendar year is 150,000. In the event of a stock dividend, stock split or other change in THG’s capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to shareholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of awards.

Eligibility.  Participation is limited to those key employees and directors, as well as consultants, advisors and other persons (as to whom the use of a Form S-8 Registration Statement is permissible) providing services to THG and its subsidiaries who in the Administrator’s opinion are in a position to make a contribution to the success of THG and its subsidiaries and who are selected by the Administrator to receive an award. The group of persons from which the Administrator may select participants consists of approximately 300 individuals, although the Administrator may increase that number from time to time.

Stock Options.  The Administrator may, from time to time, award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Common Stock within a specified period of time at a specified price, not less than the fair market value of the Common Stock at the time of grant. Stock options granted under the 2006 Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of the NYSE. Two types of stock options may be granted under the 2006 Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of THG and its subsidiaries.

No ISOs can be granted under the 2006 Plan after the tenth anniversary of the adoption of the Plan, but ISOs issued prior to such date will continue beyond that date. The expiration date of both ISOs and NSOs under the 2006 Plan cannot be more than ten years after the date of the original grant. The Administrator will determine all other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions related to the exercise of options.

The closing price of THG Common Stock as reported on the NYSE on March 24, 2006 was $52.93 per share.

Stock Appreciation Rights.  The Administrator may grant SARs under the 2006 Plan. An SAR entitles the holder upon exercise to receive an amount, delivered in the form of shares of Common Stock, determined by reference to appreciation in the value of a share of Common Stock. The value from which appreciation is measured in the case of an SAR may not be less than the fair market value of the Common Stock on the date of grant. No SAR, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the NYSE.

Stock Awards; Stock Units.  The 2006 Plan provides for awards of shares of restricted Common Stock, as well as unrestricted shares of Common Stock. Awards of restricted stock and unrestricted stock may be made in exchange for such lawful consideration, including services, as the Administrator may determine. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to THG unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a THG shareholder, including the right to vote the shares and to receive dividends. Other awards under the 2006 Plan may also be settled with restricted stock. The 2006 Plan also provides for stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the Administrator may specify.

Performance Awards.  The Administrator may also subject awards otherwise available under the 2006 Plan to the satisfaction of specified performance criteria other than the mere continuation of employment or the mere passage of time. The satisfaction of such criteria may be a condition for the grant, exercisability, vesting or full enjoyment of an award. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use one or more objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, individual or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; increase in surplus; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part) joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the performance criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, unusual or infrequent events, realized investment gains or losses, acquisitions or dispositions, reserve changes, catastrophes, accounting changes and restructuring expenses) occurring during the performance period that affect the applicable performance criterion or criteria.

General Provisions Applicable to All Awards.  Neither ISOs nor, except as the Administrator otherwise expressly provides in the case of a gift, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide in the case of a gift, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the 2006 Plan may consist of either authorized but unissued shares or previously issued shares acquired by THG. The Administrator may provide for payments in lieu of dividends and other distributions with respect to up to 250,000 shares subject to awards other than stock options. Actual dividends and other distributions with respect to restricted stock are not treated as in-lieu-of payments.

Mergers and Similar Transactions.  In the event of a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which THG is not the surviving corporation or which results in the acquisition of all or substantially all of THG’s then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, a sale or transfer of all or substantially all of THG’s assets, or a dissolution or liquidation of THG, the following rules will apply except as otherwise provided in an award. If there is a surviving or acquiring entity, the Administrator may provide for the assumption or substitution of some or all awards. In any case, if the transaction is one in which shareholders are receiving a payment, the Administrator may provide for a payment of cash or other property (a “cash-out”) with respect to outstanding awards or any portion thereof. If there is no assumption, substitution or cash-out, outstanding stock options and SARs will become exercisable, and the delivery of shares under outstanding stock units will be accelerated. Subject to the foregoing, awards will terminate in the transaction. The Administrator may impose restrictions on any shares, cash or other property received by participants in connection with the foregoing, or received by participants in respect of shares of restricted stock that they may hold, to reflect vesting or other restrictions to which the awards were subject.

In the event of a change in control (as defined in the 2006 Plan) of THG, including but not limited to one of the transactions described above that constitutes a change in control of THG, all outstanding awards will first vest before application of any applicable measures described above.

Amendment.  The Administrator may, at any time or times, amend the 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect adversely the Participant’s rights under the award without the Participant’s consent, unless the terms of the 2006 Plan so provide or the Administrator expressly reserved the right to do so at the time of the award.

New Long-Term Incentive Plan Benefits

The future benefits or amounts that would be received under the 2006 Plan by executive officers, non-employee directors and other employees are discretionary and are, therefore, not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Tax Effects

The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options under the 2006 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2006 Plan, nor does it cover state, local or non-U.S. taxes.

ISOs.  An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to THG) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which THG is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which THG is not entitled to a deduction.

NSOs.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to THG; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which THG is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises a nonqualified stock option for restricted stock will generally have income only when the stock vests, equal to the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at the time of exercise. Assuming no other applicable limitations, the amount and timing of the deduction available to THG will correspond to the income recognized by the optionee. In the case of an optionee who exercises an incentive stock option for restricted stock, the tax consequences described above with respect to the exercise of incentive stock options will apply except that (i) the optionee will have no alternative minimum taxable income associated with the exercise until the stock vests, unless the optionee makes a timely “83(b) election,” and (ii) in the event of a disqualifying disposition, the ordinary income recognized by reason of the disposition and THG’s corresponding deduction will be measured by reference to the fair market value of the stock at the time the stock vested.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in ownership or control of THG may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2006 Plan, may be subject to an additional 20% federal tax and may be nondeductible to THG.

The foregoing description of tax consequences assumes that options awarded under the Plan will qualify for exemption from the rules applicable to nonqualified deferred compensation under Section 409A of the Code, which could otherwise result in acceleration of income and additional tax to the holders of awards. Under currently proposed guidance under Section 409A of the Code, the exemption from Section 409A should be available to both incentive stock options and nonqualified stock options granted under the 2006 Plan. Options under the 2006 Plan should also be able to qualify as performance-based awards not subject to the deduction limitation under Section 162(m) of the Code. Where applicable, and absent an exemption, Section 162(m) limits the deduction for compensation payable to certain executive officers of THG.

Shareholder Approval of the 2006 Long-Term Incentive Plan

The affirmative vote of a majority of the votes properly cast (in person or by proxy) at the Annual Meeting is required for approval of THG’s 2006 Plan, provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal (the “minimum votes cast”). With respect to attaining the minimum votes cast for the proposal, abstentions are counted, but broker non-votes are not. With respect to approving the proposal, broker non-votes, if applicable, will not be counted and will have no effect except in determining whether the necessary minimum votes have been cast. Abstentions, however, are counted, in determining whether the stockholders have approved the proposal and, therefore, have the effect of a vote against the proposal.

The Board recommends that you vote FOR the proposal to approve the 2006 Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to the Chief Executive Officer of THG and the four other most highly compensated executive officers of THG (collectively, the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compen- sation ($)(4)
Frederick H. Eppinger (5)	2005	800,000	384,000	—	741,217	140,000	198,180
President and Chief Executive	2004	788,462	1,756,000	246,219	1,482,722	150,000	6,150
Executive Officer	2003	285,577	400,000	—	—	300,000	500,000

Edward J. Parry, III	2005	500,000	280,000	—	306,600	49,000	99,540
Executive Vice President and	2004	487,500	823,000	—	498,026	100,000	6,150
Chief Financial Officer	2003	450,000	385,000	—	—	60,000	506,000

Marita Zuraitis (6)	2005	500,000	265,000	125,605	314,119	49,000	102,500
President, The Hanover	2004	355,769	860,000	—	699,883	100,000	250,000
Property and Casualty Companies	2003	—	—	—	—	—	—

J. Kendall Huber	2005	375,000	156,000	—	138,919	21,000	66,740
Senior Vice President and	2004	375,000	538,000	—	202,986	40,000	6,150
General Counsel	2003	375,000	212,000	—	—	40,000	356,000

John P. Kavanaugh (7)	2005	370,000	37,000	—	87,600	14,000	49,300
Vice President and	2004	370,000	325,000	—	177,116	35,000	6,150
Chief Investment Officer	2003	370,000	188,000	—	—	40,000	6,000

(1)	Amounts represent bonuses earned pursuant to the Company’s Short-Term Incentive Compensation Plan. In 2005, for Ms. Zuraitis and Messrs. Huber and Parry, the amounts shown also reflect a supplemental bonus in the amount of $175,000, $100,000 and $100,000, respectively.
(2)	The amount shown for Mr. Eppinger includes $245,598 for relocation expenses. The amount shown for Ms. Zuraitis includes $124,876 for relocation expenses.
(3)	Amounts reflect the value of certain restricted stock units awarded in 2004 and 2005 under two programs described below. Such awards were made under the Company’s Long-Term Stock Incentive Plan as follows:

Performance-Based Restricted Stock Units

In 2004 and 2005, the Named Executive Officers and certain other officers were granted a targeted number of performance-based restricted stock units (“PBRSUs”). The PBRSUs vest after three years from the grant date (provided the recipient remains continuously employed by the Company until such date) and if the Company’s property and casualty operations achieve a specified return on equity for the year 2006 (with respect to the 2004 grants) or 2007 (with respect to the 2005 grants). The actual PBRSU award may be as low as zero, and as high as 150% of the targeted award shown in the table below, based on the return on equity actually achieved. The PBRSUs do not have dividend equivalency or voting rights. Upon vesting, such units are converted into an equivalent number of shares of Company Common Stock. See “Change in Control Arrangements” below for vesting provisions under the Long-Term Stock Incentive Plan in the event of a change in control of the Company.

Below is a summary of PBRSUs granted to the Named Executive Officers during 2004 and 2005:

Named Executive Officer	Year	Grant Date	Target Number of PBRSUs Granted	Value Included in the Above Table ($)(*)
Frederick H. Eppinger	2005	3/15/05	20,000	717,200
	2004	2/27/04	40,000	1,475,200
Edward J. Parry, III	2005	2/7/05	8,400	306,600
	2004	2/27/04	13,300	490,504
Marita Zuraitis	2005	2/7/05	8,400	306,600
	2004	4/19/04	13,000	467,740
J. Kendall Huber	2005	2/7/05	3,600	131,400
	2004	2/27/04	5,300	195,464
John P. Kavanaugh	2005	2/7/05	2,400	87,600
	2004	2/27/04	4,700	173,336

—————

*	Values reflect the closing price on the NYSE of the Company’s Common Stock on the grant date multiplied by the target number of units awarded.

Deferral and Conversion Program

Also, in 2004 and 2005, certain officers of the Company were permitted to defer and convert a portion of their 2003 and/or 2004 annual incentive compensation into a number of restricted stock units determined based on the fair market value of the underlying shares at the time such compensation would otherwise have been paid. An additional grant of restricted stock units was made on the conversion date having a fair market value equal to 15% of the deferred and converted incentive compensation award amounts (the “Additional RSU Grant”). Such restricted stock units convert into shares of THG Common Stock upon vesting, which is three years after the date of grant. In the event the officer is not continuously employed by the Company through the vesting date, then all such restricted stock units are forfeited, although the Company will reimburse the officer for the amount of incentive compensation initially deferred and converted, plus interest (5.12% in 2004; 4.89% in 2005; 4.73% in 2006). These restricted stock units do not have voting rights, but do carry deferred dividend equivalency rights to the extent dividends are declared on the underlying shares of Common Stock. See “Change in Control Arrangements” below for vesting provisions under the Long-Term Stock Incentive Plan in the event of a change in control of the Company. A similar program permitted such deferral and conversion of a portion of the 2005 annual incentive compensation, which was payable in March 2006.

With respect to the deferral and conversion program, the amounts included under the heading “Restricted Stock Awards” in the Summary Compensation Table above reflect only the value of the Additional RSU Grant since the cash value of the portion of the 2003 and/or 2004 incentive compensation award which was deferred and converted is included in the “Bonus” column above. The following are the bonus amounts deferred by each Named Executive Officer for 2004 and 2005 (with respect to incentive compensation earned in 2003 and 2004, respectively), the number of restricted stock units granted (including the Additional RSU Grant) and the cash value of the Additional RSU Grant:

Named Executive Officer	Year	Grant Date	Amount of Bonus Deferred ($)	Number of Restricted Stock Units Granted	Value of Additional RSU Grant included in Above Table ($)(†)
Frederick H. Eppinger	2005	2/25/05	160,000	4,978	24,017
	2004	3/5/04	50,000	1,503	7,522
Edward J. Parry, III	2005	—	—	—	—
	2004	3/5/04	50,000	1,503	7,522
Marita Zuraitis	2005	2/25/05	50,000	1,533	7,519
	2004	—	—	—	—
J. Kendall Huber	2005	2/25/05	50,000	1,499	7,519
	2004	3/5/04	50,000	1,503	7,522
John P. Kavanaugh	2005	—	—	—	—
	2004	3/5/04	25,000	711	3,780

—————

†	Values reflect the closing price on the NYSE of the Company’s Common Stock on the grant date multiplied by the Additional RSU Grant.

The amount shown under the heading “Restricted Stock Awards” in the Summary Compensation Table for Ms. Zuraitis in 2004 also includes 6,452 shares of restricted stock awarded upon commencement of her employment on April 19, 2004, with a grant date value of $35.98 per share. The restrictions on these shares lapse three years after the date of grant, provided Ms. Zuraitis is continuously employed by the Company through the vesting date.

The aggregate holdings (which includes the targeted number of PBRSUs granted) and market value of such restricted stock units as of December 31, 2005 (based on a value of $41.77 per share, the closing price per share of THG’s Common Stock on the NYSE on December 30, 2005 (the last trading day of 2005)), for each individual are: Mr. Eppinger, 66,481 units/$2,776,911; Mr. Parry, 23,203 units/$969,189; Ms. Zuraitis, 29,385 units/$1,227,411 (includes 6,452 shares of restricted stock issued on April 19, 2004); Mr. Huber, 11,902 units/$497,147; and Mr. Kavanaugh, 7,811 units/$326,265.

(4)	Amounts shown reflect a $10,500 payment made in 2005 to each of the Named Executive Officers by the Company in the form of employer contributions to each Named Executive Officer’s 401(k) account. The amounts shown for 2005 also reflect payments made to each of the Named Executive Officers by the Company in the form of employer contributions pursuant to the Non-Qualified Retirement Savings Plan in the following amounts: Mr. Eppinger, $187,680; Mr. Parry, $89,040; Ms. Zuraitis, $92,000; Mr. Huber, $56,240; and Mr. Kavanaugh, $38,800.
(5)	Mr. Eppinger joined the Company effective August 28, 2003.
(6)	Ms. Zuraitis joined the Company effective April 19, 2004.
(7)	Mr. Kavanaugh resigned as an officer of THG effective February 28, 2006.

Option Grants in Last Fiscal Year

The following table contains information concerning stock options granted to the Named Executive Officers in 2005. The Company has not granted stock appreciation rights to any of its Named Executive Officers. All of the stock options were granted pursuant to the Company’s Long-Term Stock Incentive Plan.

Individual Grants

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2005	Exercise or Base Price ($ per share)	Expiration Date	Grant Date Present Value ($)(2)
Frederick H. Eppinger	140,000	14.35%	35.86	3/15/15	1,667,867
Edward J. Parry, III	49,000	5.02%	36.50	2/7/15	581,883
Marita Zuraitis	49,000	5.02%	36.50	2/7/15	581,883
J. Kendall Huber	21,000	2.15%	36.50	2/7/15	249,378
John P. Kavanaugh (3)	14,000	1.44%	36.50	2/7/15	166,252

(1)	The securities underlying the options granted are shares of the Company’s Common Stock. The options granted become exercisable in 25% increments on the first and second anniversaries, with the remaining 50% becoming exercisable on the third anniversary of the date of grant.
(2)	In accordance with the Commission’s rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company’s use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for the February 7, 2005 grants: options exercised from 2.5 to 5 years, stock price volatility ranging from 33.9% to 34.39%, dividend yield of 0%, risk-free interest rates ranging from 3.37% to 3.67% and no adjustment made for forfeitures or transferability. The following assumptions were made for purposes of calculating the Grant Date Present Value for the March 15, 2005 grant: options exercised from 2.5 to 5 years, stock price volatility ranging from 33.8% to 34.13%, dividend yield of 0%, risk-free interest rates ranging from 3.85% to 4.22% and no adjustment made for forfeitures or transferability. The actual value of the options will depend upon the actual performance of the Company’s Common Stock during the applicable period.
(3)	Mr. Kavanaugh resigned as an officer of THG effective February 28, 2006.

Year-End 2005 Option Value Table

The following table sets forth information for the Named Executive Officers regarding options to acquire shares of the Company’s Common Stock held as of December 31, 2005. All of the stock options were granted pursuant to the Company’s Long-Term Stock Incentive Plan.

Name	Number of Securities Underlying Unexercised Options at Year-End 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End 2005 Exercisable/Unexercisable ($)(1)	Shares acquired on exercise (#)	Value realized ($)
Frederick H. Eppinger	187,500/402,500	2,911,875/4,106,025	—	—
Edward J. Parry, III	103,500/154,000	195,793/1,429,880	30,000	809,834
Marita Zuraitis	25,000/124,000	144,750/692,480	—	—
J. Kendall Huber	83,000/71,000	585,500/793,970	—	—
John P. Kavanaugh (2)	115,750/60,250	681,708/738,743	12,000	174,622

(1)	Calculated based on the difference between the option exercise price and $41.77, the closing price per share of the Company’s Common Stock on the NYSE on December 30, 2005 (the last trading day of 2005).
(2)	Mr. Kavanaugh resigned as an officer of THG effective February 28, 2006.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance. Information as of March 24, 2006 with respect to the number of shares subject to outstanding options and stock units (assuming the maximum award amount) and the number of shares remaining available for future issuance may be found on page 20, in Item III.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	6,141,415	38.45	1,845,490
Equity compensation plans not approved by security holders	—	—	—
Total	6,141,415		1,845,490

(1)	Includes 396,309 shares of Common Stock which may be issued upon vesting of outstanding restricted stock units or performance-based restricted stock units (assuming the maximum award amount). The weighted-average exercise price does not take these awards into account.
(2)	Includes 1,828,785 shares available for future issuance under the Long-Term Stock Incentive Plan (all of which may be issued pursuant to stock options), and 16,705 shares available for issuance under the Amended and Restated Non-Employee Director Stock Ownership Plan (all of which may be issued as stock awards but not stock options). The Long-Term Stock Incentive Plan provides that no more than 25% of the total number of shares available under the plan may be granted as restricted stock. The number of shares available for future issuance under the Long-Term Stock Incentive Plan was determined based on the formula set forth in that plan, projected forward to the end of the plan’s ten-year term. The formula provides that the number of shares available for issuance under the Long-Term Stock Incentive Plan increases annually by an amount equal to 1.25% of the number of shares of THG Common Stock outstanding at the start of each year. The Long-Term Stock Incentive Plan expires in May 2006 and the Amended and Restated Non-Employee Director Stock Ownership Plan expires in October 2006.

Severance and Non-Solicitation Agreements

The Company’s offer letter to Mr. Eppinger provides that if Mr. Eppinger’s employment is terminated by the Company without cause, independent of a change in control, he will receive severance equal to one times the sum of his base salary and target bonus.

On February 27, 2006, we executed a Separation Agreement (“Agreement”) with John P. Kavanaugh, Vice President and Chief Investment Officer. Pursuant to the Agreement, effective February 28, 2006, Mr. Kavanaugh resigned as our Vice President and Chief Investment Officer and from all other director and officer positions he held with any of our affiliates or subsidiaries. The Agreement provides that Mr. Kavanaugh will receive one year of paid severance at his current salary rate, payment of his accrued bonus for 2005, and an additional $100,000 severance payment for, among other things, his ongoing cooperation and assistance with various Company matters. Subject to certain limitations, Mr. Kavanaugh is also permitted to participate in certain currently available Company benefits until December 31, 2006. Subject to certain limitations, Mr. Kavanaugh’s existing stock awards will continue to vest and remain exercisable up to as late as December 31, 2006. Any stock awards that are not vested or have not otherwise been exercised by December 31, 2006, will be forfeited by Mr. Kavanaugh. The Agreement also contains provisions regarding confidentiality, non-solicitation of employees and customers, non-disparagement, future cooperation and support, and a general release and covenant not to sue.

All of the Company’s Named Executive Officers are subject to various non-solicitation agreements with the Company. These arrangements generally provide that, during employment and for a period of either one or two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. These arrangements also generally prohibit the executive officers from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the executive officer was employed by the Company. Finally, in some cases, these arrangements also provide that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Change in Control Arrangements

Ms. Zuraitis and Messrs. Eppinger, Parry and Huber and certain other officers of the Company participate in the Company’s Employment Continuity Plan (the “Employment Continuity Plan”). In the event of a Change in Control (defined below) of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the Change in Control, or voluntary termination of a participant in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a Multiplier (defined below) times the sum of a participant’s applicable base salary and target bonus and the amount that otherwise would have been credited under the Company’s pension plan sponsored by the Company or its affiliates. The Multiplier is three (3) for Ms. Zuraitis and Messrs. Eppinger, Huber and Parry. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, payment of an amount equal to the participant’s target bonus pro-rated for service performed in the year of termination, and outplacement services. Participants are also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) any person or group is or becomes the beneficial owner of 35% or more of the Company’s voting stock outstanding; (iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation; (iv) the approval by shareholders of a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company.

In the event of a Change in Control, for all stock awards and stock options granted to a participant pursuant to the Company’s Long-Term Stock Incentive Plan that do not otherwise vest immediately after the Change in Control, the participant will be paid a lump sum amount equal to (i) the fair market value of all stock awards as of the date of the Change in Control (excluding stock options) and (ii) with respect to stock options, the excess of the fair market value of the Company’s Common Stock as of the date of the Change in Control over the stock option exercise price.

The Long-Term Stock Incentive Plan provides that, in the event of a change in control and unless the Compensation Committee determines otherwise, (i) stock options will be cashed out based on the excess of the change in control price (or fair market value, depending on the circumstances) of the Company’s Common Stock over the stock option exercise price, and (ii) outstanding restricted stock/restricted stock units, including targeted performance-based restricted stock unit awards, become non-forfeitable. The Compensation Committee may determine, however, that in lieu of implementing these change in control provisions, outstanding awards will be honored, assumed or replaced with new equity awards issued by the participant’s employer following the change in control. The definition of “change in control” in the Long-Term Stock Incentive Plan is consistent with the definition in the Employment Continuity Plan, except that the Long-Term Stock Incentive Plan definition does not include approval by shareholders of a plan of liquidation or dissolution of the Company.

Pension and Retirement Benefits

Pension Plan

The Company maintains a tax-qualified, noncontributory defined benefit pension plan (the “Pension Plan”) for the benefit of eligible employees. Prior to January 1, 1995, the Pension Plan benefit formula (the “Prior Plan Formula”) was based upon a percentage of each participant’s final average compensation multiplied by his or her years of credited service, to a maximum of 35 years.

Benefits under this formula were generally frozen for all employees as of December 31, 1994 and effective January 1, 1995, the Pension Plan was modified to provide for a cash balance plan formula (the “Cash Balance Formula”). Each year while this formula was in effect, the Company allocated an amount equal to a percentage of a participant’s eligible compensation (generally, salary and short-term incentive compensation, up to the federal limits) to a separate memorandum account established for the participant. At the end of each year, the Company set the allocation percentage based in part on Company performance. However, effective December 31, 2004, benefits under the Cash Balance Formula were also frozen and future annual contributions to participant memorandum accounts were discontinued. The final allocation of 5.5% of 2004 eligible compensation was posted to eligible participant accounts on March 1, 2005. Although future annual contributions have been discontinued, interest based on the so-called General Agreement on Tariffs and Trade (“GATT”) rate will continue to be applied to participant memorandum accounts.

The Company also maintains an excess benefit plan, which provides eligible individuals with the difference between the benefits calculated under the Pension Plan (under both the Prior Plan Formula and Cash Balance Formula), without regard to federal limitations and the maximum amount that may be paid from the Pension Plan under federal tax laws (the “Excess Benefit Plan”). Benefits under this unfunded, non-qualified plan were also frozen effective December 31, 2004.

For purposes of reporting projected benefits in this Proxy Statement, benefit amounts for the Named Executive Officers were calculated under both the Prior Plan Formula and Cash Balance Formula, together with benefits under the Excess Benefit Plan. Amounts in the Cash Balance Plan memorandum accounts were projected to age 65 assuming an annual interest rate of 5% for all executives, which is consistent with the actuarial assumptions of the Pension Plan. Because they joined the Company after the Prior Plan Formula was frozen, Messrs. Eppinger and Huber receive no benefits under this formula. Also, Mr. Eppinger has not yet satisfied the vesting requirements under the Cash Balance Formula. Ms. Zuraitis will receive no benefits under the Pension Plan (under either the Prior Plan Formula or the Cash Balance Formula) since all benefits were frozen prior to her eligibility to participate.

Based on the assumptions set forth above, the total estimated annual single life monthly annuity retirement benefits under the Pension Plan (including under both the Prior Plan Formula and the Cash Balance Formula) and the Excess Benefit Plan payable at the normal retirement age of 65 for the Named Executive Officers are as follows: Mr. Eppinger, $280; Mr. Parry, $6,425; Ms. Zuraitis, $0; Mr. Huber, $1,522; and Mr. Kavanaugh, $6,842.

401(k) and Deferred Compensation Plans

The Company also maintains The Hanover Insurance Group Retirement Savings Plan, which is a 401(k) retirement savings plan (the “401(k) Plan”). The 401(k) Plan, which formerly provided a 50% match on the first 6% of eligible compensation, was enhanced effective January 1, 2005 to provide a 100% match on the first 5% of eligible compensation deferred to the 401(k) Plan, and a Company contribution of 3% of eligible compensation, regardless of whether or not a participant defers compensation to the 401(k) Plan, provided that the participant is employed by the Company on the last day of that year. Eligible compensation generally consists of salary and cash bonus, up to the federal limits for qualified 401(k) plans.

In connection with the 401(k) Plan, the Company established, effective January 1, 2005, the Non-Qualified Retirement Savings Plan, which provides for eligible employees of the Company, including each of the Named Executive Officers, a (i) 5% additional employer contribution on total eligible compensation in excess of federal limits (contingent upon satisfaction of maximum contributions to the 401(k) Plan), and (ii) 3% employer contribution on total eligible compensation in excess of the federal limits. This plan is unfunded and non-qualified. The amounts paid to the Named Executive Officers under the 401(k) Plan and the Non-Qualified Retirement Savings Plan are included in the Summary Compensation Table for the years indicated.

Finally, the Company maintains unfunded, non-qualified plans pursuant to which eligible officers of the Company, including the Named Executive Officers, can defer receipt of up to 12.5% of their base salaries and up to 100% of their short-term incentive compensation awards. Amounts deferred are credited with interest based on the GATT rate.

Compensation Committee Report

The Compensation Committee (the “Committee”) is responsible for reviewing and establishing the Company’s compensation practices and policies. The Committee recommends to the independent members of the Board the compensation level (including base and incentive compensation) of the Chief Executive Officer and approves the compensation levels of other senior executive officers, including the Named Executive Officers. In addition, the Committee reviews the compensation plan structure for other senior officers. The Committee also reviews and recommends for Board approval all Board and committee compensation. In executing its compensation responsibilities, the Committee utilizes the assistance of one or more independent compensation consulting firms selected by the Committee. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Board has affirmatively determined the independence of each member of the Committee, based on the independence standards adopted by the Board, and the independence requirements of the NYSE. In addition, each member of the Committee qualifies as a non-employee director under Commission Rule 16(b)-3 and as an outside director under Internal Revenue Code Section 162(m). The independent members of the full Board have final authority to approve the compensation of the Chief Executive Officer.

Executive Compensation Philosophy.

The objectives of our executive compensation program are:

•	to attract and retain individuals key to the future success of THG and its subsidiaries;

•	to motivate executives to achieve the short and long-term business objectives of THG;

•	to adhere to a pay-for-performance philosophy aligned with the achievement of the Company’s key financial and operating goals; and

•	to align the long-term interests of executives with those of shareholders.

Components of Compensation.

The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at insurance companies with whom the Company competes for executive talent, based on published surveys, proxy statements filed with the Commission and other information.

The Company maintains an annual incentive compensation program, which for executive officers has been administered pursuant to the Company’s shareholder approved Short-Term Incentive Compensation Plan, providing supplementary cash compensation (bonuses) to key employees who contribute materially to the success of the Company and its subsidiaries. 2005 annual incentive compensation was targeted at a percentage of annual salary ranging from 50% to 90% for the Named Executive Officers other than Mr. Eppinger, and 120% for Mr. Eppinger, with the opportunity to increase such awards by up to two times if certain financial stretch goals are achieved. During 2005, annual incentive compensation under this program was tied to financial performance goals, that included segment earnings per share for the property and casualty business, life company cash flow excluding certain non-cash items, and business unit segment income, as well as individual performance. The pool out of which bonuses were payable to Named Executive Officers under the Short-Term

Incentive Compensation Plan was determined in accordance with plan terms. The Committee approved awards based upon the achievement of pre-established performance criteria under the Short-Term Incentive Compensation Plan. The unprecedented losses associated with Hurricanes Katrina and Rita significantly affected the Company’s financial results and, as a result, materially reduced the level of awards payable to the Named Executive Officers below what would otherwise have been payable under the Short-Term Incentive Compensation Plan for 2005. See “Executive Compensation—Summary Compensation Table” on page 26.

The financial performance goals approved by the Committee for the 2006 Short-Term Incentive Compensation Program are based upon Commercial Lines, Personal Lines or total Property & Casualty segment income, and property and casualty earnings per share, in each case adjusted to exclude certain objectively determinable non-recurring or unusual events or other matters deemed outside the Company’s control or deemed not part of the Company’s core business.

Taking into account the individual efforts of Ms. Zuraitis in connection with the personal lines business during 2005 and Messrs. Huber and Parry in connection with the 2005 sale of the Company’s life and annuity business, and the other cash compensation earned by those executives during 2005, the Company awarded supplemental cash bonuses outside the Short-Term Incentive Compensation Plan to Ms. Zuraitis and Messrs. Huber and Parry in recognition of their individual performance achievements during the year of $175,000, $100,000 and $100,000, respectively.

The Company awards long-term incentive compensation under THG’s shareholder approved Long-Term Stock Incentive Plan (the “Stock Plan”), which provides restricted stock, restricted stock units and performance-based restricted stock unit grants, stock options and other stock-based compensation intended to promote superior performance over a longer period of time. Awards under the Stock Plan are intended to attract and retain executives and to satisfy the objectives of linking executives’ long-term interests with those of the shareholders and to encourage stock ownership in the Company. Factors considered in determining executives’ award grants under the Stock Plan include the contribution of each executive to the long-term performance of THG and the importance of such executive’s responsibilities within the organization.

For 2005, the Committee granted executives and key employees of the Company stock options, restricted stock, restricted stock units and performance-based restricted stock units under the terms of the Stock Plan. Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Common Stock. The option exercise price equals 100% of the fair market value of the Common Stock on the date of the option grant, thereby tying plan participant benefits to share appreciation. To promote a long-term perspective and encourage retention, options vest over a three-year period and have a maximum ten-year term. Grants of performance-based restricted stock units in 2005 vest in 2008 only if the Company’s property and casualty operations achieve a specified return on equity for the calendar year 2007. The Committee approved the use of each of these long-term incentives again in 2006, in addition to the use of performance-based restricted stock units which vest in 2008 only if the participants satisfy certain individual goals in 2006.

During 2005, executive and certain other senior officers were permitted to defer and convert a portion of their 2004 short-term incentive compensation awards (which were paid in the first quarter of 2005) into restricted stock units vesting in 2008. Those officers who participated in this conversion and deferral program were granted additional restricted stock units with a value as of the grant date equal to 15 percent of the converted amount of short-term incentive compensation. In the event such officers are not continuously employed by the Company through the vesting date, then all such restricted stock units are forfeited; however, the Company will reimburse such officers for the amount of any compensation award deferred and converted, together with interest. This program, which was made available again in 2006 with respect to 2005 bonus awards, is intended to encourage such officers to increase their ownership of Company Common Stock.

Compensation of the Chief Executive Officer.

In establishing Mr. Eppinger’s base compensation for 2005 and determining his long and short-term targeted incentive compensation, the Committee and the independent members of the Board compared Mr. Eppinger’s compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of property and casualty insurance companies that the Company competes with for senior management talent.

The Committee engaged an independent compensation consultant to assist with the peer group comparisons. The Committee seeks to position Mr. Eppinger’s total compensation between the 50th and 75th percentile of this peer group, with the total package weighted less heavily on base salary and more heavily on long-term incentives through equity compensation awards. In comparison to the peer group of companies, the Committee determined that Mr. Eppinger’s 2005 targeted total compensation was within the appropriate range.

Mr. Eppinger’s salary for 2005 was set at $800,000, which aligned with the median of the comparable peer group.

In an attempt to further align Mr. Eppinger’s interests with those of the Company’s shareholders, and as an incentive for future performance, the Committee approved the grant of stock options for 140,000 shares of Common Stock to Mr. Eppinger in March 2005 pursuant to the Stock Plan. In addition, Mr. Eppinger was granted a target amount of 20,000 performance-based restricted stock units if the property and casualty business achieves a targeted return on equity for 2007 (the number of shares that will actually be issued are subject to adjustment to as few as zero or as many as 30,000 shares depending on whether the actual return on equity is above or below the target).

The Committee has generally sought to establish Mr. Eppinger’s long-term equity incentive above the median of companies determined to be the relevant peer group, consistent with the philosophy of weighting total compensation to encourage long-term performance. The stock option and performance-based restricted stock unit grants described above were consistent with this philosophy. Mr. Eppinger also participated in the bonus deferral and conversion program previously described under which he converted a portion of his prior year’s incentive compensation into restricted stock units. Mr. Eppinger’s eligibility to participate in the program is intended to encourage him to increase his total ownership of Company Common Stock.

In evaluating Mr. Eppinger’s performance in 2005, the Committee and the Board determined that actual financial results for 2005 were within the targets that had been pre-established for 2005, although were significantly and adversely affected by the unprecedented losses associated with Hurricanes Katrina and Rita. Accordingly, and consistent with the formulae established at the beginning of the year under the Short-Term Incentive Compensation Plan, Mr. Eppinger was paid an incentive compensation bonus for 2005 of $384,000.

The Committee believes that the executive compensation policies of THG and its subsidiaries are appropriate both to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities.

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to a corporation’s chief executive officer and its four other most highly compensated executive officers. Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company takes Section 162(m) of the Internal Revenue Code into account in making its executive compensation decisions, but reserves the right, in circumstances it deems appropriate, to pay amounts that are not deductible. The supplemental cash bonuses approved for Ms. Zuraitis and Messrs. Huber and Parry do not qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code, although the Company expects that, based upon the total compensation of Ms. Zuraitis and Mr. Huber for 2005, the supplemental bonus will be fully deductible and all but a small portion of Mr. Parry’s will be deductible.

March 7, 2006

Members of the Compensation Committee:

Robert J. Murray, Chair

Gail L. Harrison

Wendell J. Knox

COMMON STOCK PERFORMANCE CHART

The following graph compares the performance of the Company’s Common Stock since December 31, 2000, with the performance of the S&P 500 Index, the S&P Property and Casualty Insurance Index and with the performance of an industry peer group comprised of a composite of two published indices—the S&P Property and Casualty Insurance Index and the S&P Life/Health Insurance Index (the “S&P Insurance Composite”). On December 30, 2005, we completed the sale of our run-off variable life insurance and variable annuity business to The Goldman Sachs Group, Inc. Accordingly, on a going-forward basis, we do not think the S&P Insurance Composite is an appropriate comparison peer group for THG. Consequently, we have added the S&P Property and Casualty Insurance Index to this year’s stock performance graph. Returns of the S&P Insurance Composite have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph. The graph plots the changes in the value of an initial $100 investment over the indicated time periods, assuming reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *

AMONG THE HANOVER INSURANCE GROUP, INC.,

THE S&P 500 INDEX, THE S&P PROPERTY AND CASUALTY INSURANCE INDEX

AND A S&P INSURANCE COMPOSITE PEER GROUP

* $100 invested on 12/31/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

The S&P Insurance Composite is a market value weighted composite of the S&P 500 Insurance Index. The components of the insurance composite have been weighted in accordance with the respective aggregate market capitalization of the companies in each index, excluding certain multi-line insurers and insurance brokers, at the beginning of each period shown on the graph, as indicated below:

	12/00	12/01	12/02	12/03	12/04	12/05
S&P Property-Casualty	67.39%	63.23%	63.61%	63.04%	62.52%	61.27%
S&P Life-Health	32.61%	36.77%	36.39%	36.96%	37.48%	38.73%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

The Audit Committee Report, Compensation Committee Report and Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission and the NYSE. Such persons are required by Commission regulations to provide to THG copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to THG and written representations from THG’s executive officers and directors, THG believes that during 2005 THG’s executive officers and directors fully complied with all Section 16(a) filing requirements, provided however, due to a clerical error, a Form 5 filed on behalf of Mr. Parry on February 14, 2003 incorrectly reported his beneficial ownership of a January 2002 option grant. A corrected Form 5 amendment was filed on February 3, 2006.

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or our Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call 1-800-407-5222 or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). You may also contact Investor Relations using the above contact information if you would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies at your household and would like to receive only one copy for your household in the future, you should contact your broker or nominee, pursuant to Commission rules, or our Investor Relations department.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company employs a brother of Ms. Zuraitis, who received compensation (including the estimated value of equity awards and relocation expenses) of approximately $239,000 in 2005. Ms. Zuraitis was not involved in the recruiting or hiring of this family member, or in any decisions affecting his individual compensation. His compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain without charge a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2005, by calling 1-800-407-5222 or by writing to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary). The information is also available on the Company’s web site at www.hanover.com, under “Investors-SEC Filings.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by the Company’s Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 4, 2006, to be eligible under the Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2007 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2007 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company’s Secretary by February 17, 2007, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 17, 2007, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.

DATED at Worcester, Massachusetts this 3rd day of April 2006.

By Order of the Board of Directors,

CHARLES F. CRONIN
Vice President and Secretary

APPENDIX I

THE HANOVER INSURANCE GROUP, INC.

2006 LONG-TERM INCENTIVE PLAN

1.    DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.    PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.    ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.    LIMITS ON AWARDS UNDER THE PLAN

(a)  Number of Shares.    Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock (the “Share Limit”) that may be delivered in satisfaction of Awards under the Plan is 3,000,000 plus the number of shares of Stock that (A) are subject to awards granted and outstanding under the Prior Plan as of the Adoption Date, to the extent such awards are forfeited or are canceled, or expire or terminate, after the Adoption Date without the issuance of Stock or are satisfied after the Adoption Date without the issuance of Stock, or (B) are outstanding as of the Adoption Date in the form of restricted stock awards under the Prior Plan and that are thereafter reacquired or repurchased by the Company prior to vesting. The number of shares of Stock delivered in satisfaction of Full Value Awards shall not exceed 50% of the Share Limit, and the number of shares of Stock delivered in satisfaction of ISOs shall not exceed 3,000,000. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding two sentences, be determined net of shares of Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award and net of forfeited shares of Restricted Stock. For the avoidance of doubt, a share of Stock made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such share shall not be treated as having been delivered under the Plan. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)  Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)  Section 162(m) Limits.    Subject to the Share Limit, the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 500,000. The maximum number of shares of Stock subject to other Awards granted to any person in any calendar year will be 150,000 shares of Stock. The foregoing provisions will be construed in a manner consistent with Section 162(m) and will be subject to adjustment as provided in Section 7(b).

5.    ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, consultants and advisors to, and other persons providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a contribution to the success of the Company and its Affiliates; provided, that eligibility shall be further limited to those persons as to whom the use of a Form S-8 Registration Statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.    RULES APPLICABLE TO AWARDS

(a)  All Awards

(1)  Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)  Term of Plan (ISOs).    No ISOs may be granted under the Plan more than ten years after the earlier of the date the Plan was adopted by the Company or the date the Plan was approved by the stockholders of the Company, but previously granted ISOs may continue beyond that ten-year term.

(3)  Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other non-transferable Awards requiring exercise) may be exercised only by the Participant. To the extent provided in the immediately preceding sentence, the Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4)  Vesting, Etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted from a termination of the Participant’s Employment for Cause.

(5)  Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary or appropriate. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6)  Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of Stock (not exceeding 250,000 shares in the aggregate) subject to Full Value Awards or by reference to which Full Value Awards are denominated. Any such payment provisions shall comply with the requirements of Section 409A. For the avoidance of doubt, dividends or other distributions with respect to outstanding shares of Restricted Stock shall not be treated as in-lieu amounts described in the first sentence of this Section 6(a)(6).

(7)  Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8)  Section 162(m).    This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

(9)  Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.

(10)  Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the delivery of such Stock shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(b)  Awards Requiring Exercise

(1)  Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)  Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange.

(3)  Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)  Maximum Term.    Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

(c)  Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.    EFFECT OF CERTAIN TRANSACTIONS

(a)  Mergers, etc.    Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction (or, to the extent provided in Section 7(a)(6) below, in the event of a Change in Control whether or not it is a Covered Transaction):

(1)  Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)  Cash-Out of Awards.    If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion consistent with Section 409A) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3)  Acceleration of Certain Awards.    If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)  Termination of Awards Upon Consummation of Covered Transaction.    Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5)  Additional Limitations.    Any share of Stock or cash-out payment delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (or were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. The provisions of this Section 7(a)(5) shall be applied after taking into account any accelerated vesting under Section 7(a)(6), where Section 7(a)(6) is applicable.

(6)  Change in Control.    In the event of a Change in Control, each outstanding Award shall vest (and, if relevant, become exercisable), in each case regardless of whether (if the transaction is a Covered Transaction) there is an assumption or substitution of the Award under Section 7(a)(1) above. The provisions of this Section 7(a)(6) shall be applied before the application of the foregoing provisions of this Section 7(a).

(7)  Section 409A.    Notwithstanding the foregoing provisions of this Section 7(a), Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

(b)  Change in and Distributions With Respect to Stock

(1)  Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)  Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and for the performance-based compensation rules of Section 162(m), where applicable.

(3)  Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.    LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.    AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.    OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.    WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under (i) the Plan, (ii) the Prior Plan, (iii) any Award, (iv) any award under the Prior Plan, or (v) any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection with any of the foregoing, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim described in the first sentence of this Section 11, seek to enforce the foregoing waivers.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more executive officers of the Company the authority to allocate other Awards among such persons (other than executive officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified maximum number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. Except as expressly provided in the preceding sentence or as otherwise determined by the Compensation Committee, any person to whom the authority to make or allocate Awards has been delegated pursuant to the preceding sentence shall be deemed to possess, also, the other administrative duties, powers and responsibilities described in Section 3 with respect to such Awards. In the event of any delegation described in the preceding sentences, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Adoption Date”: May 16, 2006.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(vii)	Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant, any of the following: (i) the continued willful failure of the Participant to perform substantially his or her duties with the Company or any Affiliate (other than any such failure resulting from the Participant’s incapacity due to disability within the meaning of the Company’s short term disability plan as in effect at the time such determination is made) after ten (10) days prior written notice from the Board; (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving theft or embezzlement, or a felony; (iii) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or any Affiliate; (iv) the breach by the Participant of any nondisclosure or non-solicitation agreement with the Company or any Affiliate; or (v) such other act, failure to act, condition or event, if any, as may be determined by the Administrator at or prior to the time of grant of an Award. Notwithstanding the foregoing, if the Participant is party to an employment or severance agreement with the Company that contains a definition of cause, such definition shall apply (in the case of such Participant) in lieu of the definition set forth in the preceding sentence.

“Change in Control”: Any of the following: (i) the members of the Board at the beginning of any consecutive twenty-four (24) calendar month period (the “Incumbent Directors”) cease at any time during such period for any reason other than due to death, Disability or Retirement (in the event of a member’s death, Disability or Retirement, such member shall be deemed to continue as an Incumbent Director until such member’s seat on the Board is filled) to constitute at least a majority of the members of the Board, provided that any director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of such Incumbent Directors shall be treated as an Incumbent Director; (ii) any “person” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of The Securities Exchange Act of 1934, as amended (the “1934 Act”), but excluding the Company, its affiliates, any employee benefit plan of the Company or any affiliate, and an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the 1934 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, except this provision shall not be applicable if the Company, in connection with raising capital or making an acquisition (including through the issuance of debt or other securities which are convertible into securities with voting power), voluntarily agrees to issue to a “person” or a “group” (as defined above) in such a transaction, securities aggregating (when combined with securities owned by such person or group immediately prior to such transaction) 35% or more, but less than a majority, of the combined voting power of the Company’s then outstanding securities (but this exception shall not apply to any subsequent transfer, except to the extent agreed to by the Company, in writing, at the time such securities are issued); (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires the approval of the Company’s stockholders (excluding a corporate transaction involving solely the Company and its affiliates) (a “Business Combination”), unless the stockholders immediately prior to such Business Combination own more than 50% of the total voting power of the successor corporation resulting from such Business Combination or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to such Business Combination; (iv) the stockholders of the Company approve a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A would become payable under an Award by reason of a Change in Control, it shall become payable only if the event or circumstances constituting the Change in Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Hanover Insurance Group, Inc., a corporation established under the laws of the State of Delaware.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: With respect to members of the Board, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is engaged by the Company or its Affiliates in a capacity described in Section 5. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Full Value Award”: An Award other than a Stock Option.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, individual or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; increase in surplus; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, unusual or infrequent events, realized investment gains or losses, acquisitions or dispositions, reserve changes, catastrophes, accounting changes and restructuring expenses) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Prior Plan”: The Allmerica Financial Corporation Amended Long-Term Stock Incentive Plan as in effect prior to May 16, 2006.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”: With respect to members of the Board, retirement pursuant to a retirement policy then in effect for members of the Board.

“Section 162(m)”: Section 162(m) of the Code.

“Section 409A”: Section 409A of the Code.

“Share Limit”: The limit described in Section 4(a).

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $ 0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

09668 (Rev. 4/06)

Annual Meeting of Shareholders

Tuesday, May 16, 2006

9:00 a.m.

440 Lincoln Street

Worcester, MA

Annual Meeting Proxy Card

☐ Please mark this box with an X if your address
has changed and print the new address below.

__________________________________________

__________________________________________

A	Election of Directors - The Board of Directors recommends a vote FOR the nominees listed below:

1.	To elect five directors to serve for the respective terms set forth opposite such nominee’s name below:

	Nominees:	Term	Nominees:	Term
	Frederick H. Eppinger	Three-year term expiring in 2009	David J. Gallitano	Two-year term expiring in 2008
	Gail L. Harrison	Three-year term expiring in 2009
	Joseph R. Ramrath	Three-year term expiring in 2009	Neal F. Finnegan	One-year term expiring in 2007

☐	To Vote FOR All Nominees	☐	To Vote FOR All Nominees, Except -	To withhold a vote from a particular nominee (or nominees), mark this box with an X and the appropriate box(es) set forth below:

☐	To WITHHOLD Vote From All Nominees			Withhold		Withhold

				☐	Frederick H. Eppinger	☐	David J. Gallitano

				☐	Gail L. Harrison	☐	Neal F. Finnegan

				☐	Joseph R. Ramrath

B	Issues - The Board of Directors recommends a vote FOR Proposal 2 and Proposal 3.

		For	Against	Abstain	☐	Mark this box with an X if you have made comments below.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2006.	☐	☐	☐		____________________________ ____________________________

3.	Approval of the 2006 Long-Term Incentive Plan	☐	☐	☐		____________________________

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Directions To The Hanover
From Boston.
Follow the Mass Pike west to exit 11A.
• Follow Rte. 495 north to exit 25.
• Take Interstate 290 west to exit 20.
• Turn right onto Lincoln Street.
The Hanover is on your left.
From New Hampshire And Northeastern Massachusetts.
Follow Route 495 south to exit 25.
• Take Interstate 290 west to exit 20.
• Take a right onto Lincoln Street.
The Hanover is on your left.
From Connecticut And Western Massachusetts.
Follow the Mass Pike east to exit 10.
• Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.
• At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.
• Turn left onto Lincoln Street and drive approximately one-quarter mile.
The Hanover is on your left.
Where To Park.
Parking is available at The Hanover’s front entrance on Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), hereby appoint(s) Frederick H. Eppinger and J. Kendall Huber and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the “Company”) to be held May 16, 2006, and all adjournments thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

For the participants in The Hanover Insurance Group Retirement Savings Plan and The Allmerica Financial Agents’ Retirement Plan (together, the “Plans”), this Proxy Card will constitute voting instructions to the Trustee under the Plans. As a participant in the Plans, the undersigned understands that, in accordance with the terms of the Plans, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. These instructions will be followed as directed. Shares held in the Plans for which no executed Proxy Cards are received by the Trustee will not be voted. Executed Proxy Cards received by the Trustee after May 11, 2006, will not be counted.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and FOR the approval of the 2006 Long-Term Incentive Plan.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Your vote is important. Please vote your proxy today.